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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of the Alco Standard Corporation Long Term Incentive Compensation Plan of our report dated November 1, 1993, with respect to the consolidated financial statements and schedules of Alco Standard Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1993 (as amended by its Form 10-K/A dated May 5, 1994), filed with the Securities and Exchange Commission.



                                        /s/  Ernst & Young LLP
                                        ----------------------------------------



Philadelphia, Pennsylvania
November 10, 1994